Exhibit 99.1
AirSculpt Technologies Announces Second Quarter 2023 Results and Reaffirms 2023 Guidance
MIAMI BEACH, Fla., August 11, 2023 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the second quarter ended June 30, 2023.

•Cases increased 13.4% over the prior year period to 4,186
•Revenue increased 12.2% over the prior year to $55.7 million
•Net income of $1.8 million for the quarter compared to $0.6 million in the prior year period
•Diluted income per share for the quarter of $0.03
•Diluted adjusted net income per share for the quarter of $0.13
•Cash flow from operating activities of $12.2 million
•Opened second international center in London
"I am pleased with our performance for the second quarter and for the first half of the year,” said Todd Magazine, Chief Executive Officer of AirSculpt Technologies. "Our 13.4% case growth continues to reflect the significant demand for AirSculpt’s minimally invasive and permanent solution to body transformation. We have opened four new centers this year, including our flagship London location. All new centers are meeting or beating our expectations. We expect to open our fifth center late in the third quarter, which is in line with what we had planned. We continue to see positive momentum and are well-positioned to deliver strong growth in the back half of 2023.”
Second Quarter 2023 Results
Case volume was 4,186 for the second quarter of 2023, representing growth of 13.4% over the prior year period case volume of 3,691. Revenue for the second quarter of 2023 increased by 12.2% to $55.7 million from $49.7 million in the prior year period. Net income for the quarter was $1.8 million compared to $0.6 million in the prior year period. The Company’s adjusted EBITDA for the quarter was $14.6 million compared to $14.0 million for the prior year period. For the three months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $1.4 million and $1.2 million, respectively.
Year to Date 2023 Results
Case volume was 7,826 for year to date 2023, representing growth of 14.3% over the prior year case volume of 6,847. Revenue for 2023 increased by 13.8% to $101.5 million from $89.2 million in the prior year period. Year to date net income/(loss) for 2023 increased to $1.8 million compared to $(0.1) million from the prior year period. For the six months ended June 30, 2023, the Company’s adjusted EBITDA was $24.1 million compared to $22.9 million for the prior year period. For the six months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $2.7 million and $2.1 million, respectively.
2023 Outlook
The Company projects full year 2023 revenue and adjusted EBITDA guidance as follows and expects to perform at the higher end of both revenue and Adjusted EBITDA ranges:
•Revenues in a range of $187 to $192 million
•Adjusted EBITDA in a range of $43 to $45 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 65% (1)
•Five new center openings
Pre-opening costs are projected to be approximately $5 million for the full year 2023. The Company has opened four centers and expects to open one additional center in the third quarter of 2023 bringing the total of new openings to five and achieving the full year target for center openings. For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
(1) Calculated as cash flow from operating activities divided by Adjusted EBITDA.

Liquidity
As of June 30, 2023, the Company had $20.8 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $12.2 million and $18.5 million in operating cash flow for the three and six months ended June 30, 2023, compared to $10.4 million and $17.5 million for the same periods of 2022.
Conference Call Information
AirSculpt will hold a conference call today, August 11, 2023 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13739710 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.elitebodysculpture.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.elitebodysculpture.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is an experienced, fast-growing national provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-

looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$55,703	$49,654	$101,516	$89,198
Operating expenses:
Cost of service	19,952	17,492	37,969	32,154
Selling, general and administrative	27,893	26,010	51,775	50,177
Depreciation and amortization	2,514	1,962	4,850	3,848
Loss/(gain) on disposal of long-lived assets	(18)	227	(202)	227
Total operating expenses	50,341	45,691	94,392	86,406
Income from operations	5,362	3,963	7,124	2,792
Interest expense, net	1,891	1,559	3,626	3,051
Pre-tax net income/(loss)	3,471	2,404	3,498	(259)
Income tax expense/(benefit)	1,695	1,821	1,736	(149)
Net income/(loss)	$1,776	$583	$1,762	$(110)

Income/(loss) per share of common stock
Basic	$0.03	$0.01	$0.03	$(0.00)
Diluted	$0.03	$0.01	$0.03	$(0.00)
Weighted average shares outstanding
Basic	56,753,498	55,640,154	56,599,291	55,640,154
Diluted	58,511,766	58,360,685	58,095,736	55,640,154

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	June 30, 2023	December 31, 2022
Balance Sheet Data (at period end):
Cash and cash equivalents	$20,779	$9,616
Total current assets	26,829	16,676
Total assets	$217,284	$200,759

Current portion of long-term debt	$2,125	$2,125
Deferred revenue and patient deposits	4,271	2,358
Total current liabilities	23,948	22,318
Long-term debt, net	80,875	81,420
Total liabilities	$135,812	$129,993

Total stockholders’ equity	$81,472	$70,766

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$12,236	$10,398	$18,455	$17,478
Investing activities	(2,161)	(1,865)	(5,976)	(6,139)
Financing activities	(579)	(509)	(1,316)	(1,433)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Other Data:
Number of facilities	25	19	25	19
Number of total procedure rooms	53	38	53	38

Cases	4,186	3,691	7,826	6,847
Revenue per case	$13,307	$13,453	$12,972	$13,027
Adjusted EBITDA (1) (3)	$14,612	$13,977	$24,068	$22,919
Adjusted EBITDA margin (2)	26.2%	28.1%	23.7%	25.7%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $1.4 million and $1.2 million, respectively. For the six months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $2.7 million and $2.1 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Same-center Information (1):
Cases	3,589	3,691	6,638	6,724
Case growth	(2.8)%	N/A	(1.3)%	N/A
Revenue per case	$13,249	$13,452	$13,005	$12,994
Revenue per case growth	(1.5)%	N/A	0.1%	N/A
Number of facilities	19	19	18	18
Number of total procedure rooms	40	38	38	35

(1) For the three months ended June 30, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since April 1, 2022. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since April 1, 2022.

For the six months ended June 30, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since January 1, 2022. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since January 1, 2022.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding depreciation and amortization, net interest expense, income tax expense/(benefit), restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net income/(loss) excluding, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income/(loss)	$1,776	$583	$1,762	$(110)
Plus
Equity-based compensation	4,603	7,275	8,991	14,591
IPO related costs	—	—	—	731
Restructuring and related severance costs	2,151	550	3,305	730
Depreciation and amortization	2,514	1,962	4,850	3,848
Loss/(gain) on disposal of long-lived assets	(18)	227	(202)	227
Interest expense, net	1,891	1,559	3,626	3,051
Income tax expense/(benefit)	1,695	1,821	1,736	(149)
Adjusted EBITDA	$14,612	$13,977	$24,068	$22,919
Adjusted EBITDA Margin	26.2%	28.1%	23.7%	25.7%
For the three months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $1.4 million and $1.2 million, respectively. For the six months ended June 30, 2023 and 2022, pre-opening de novo and relocation costs were $2.7 million and $2.1 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income/(loss)	$1,776	$583	$1,762	$(110)
Plus
Equity-based compensation	4,603	7,275	8,991	14,591
IPO related costs	—	—	—	731
Restructuring and related severance costs	2,151	550	3,305	730
Loss/(gain) on disposal of long-lived assets	(18)	227	(202)	227
Tax effect of adjustments	(869)	(477)	(1,328)	(1,000)
Adjusted net income	$7,643	$8,158	$12,528	$15,169

Adjusted net income per share of common stock (1)
Basic	$0.13	$0.15	$0.22	$0.27
Diluted	$0.13	$0.14	$0.22	$0.26
Weighted average shares outstanding
Basic	56,753,498	55,640,154	56,599,291	55,640,154
Diluted	58,511,766	58,360,685	58,095,736	58,360,685
(1)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
investors@elitebodysculpture.com

Media Contact
Stephanie Evans Greene
Chief Marketing Officer
AirSculpt Technologies, Inc.
sevansgreene@elitebodysculpture.com